EX99.B-11

                                   EXHIBIT 11

                              ACCOUNTANTS' CONSENT

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                          [PRICE WATERHOUSE LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 2 under the Securities Act of 1933 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 27, 1995, relating to the financial statements of the Nations Fund Portfolios, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Other Service Providers" in the Prospectuses and under the heading "Independent Accountants and Reports" in the Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
December 14, 1995